EXHIBIT 23.1

                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the combined restated financial statements of First Reserve, Inc. and Subsidiaries and Embassy Financial Services, Inc. as of January 31, 1998 as part of this Form 10-SB/A.

/S/ MCCLAIN & COMPANY, L.C.
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McClain & Company, L.C.
Miami, Florida
September 13, 1999